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                                                                   Exhibit 99.3


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Form 8-K of CalEnergy Company, Inc. of our report dated January 23, 1998, on our audits of the consolidated financial statements of MidAmerican Energy Holdings Company and subsidiaries as of December 31, 1997 and December 31, 1996, and for the years ended December 31, 1997, 1996 and 1995 which report is included in this Form 8-K. We also consent to the references to our firm under the caption "Experts".

We also consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-32821, 333-62697), and the registration statements on Form S-8 (Nos. 33-38431, 33-41152, 33-44934, 33-52147, 33-64897,
333-30395), of CalEnergy Company, Inc. of our report dated January 23, 1998, on our audits of the consolidated financial statements of MidAmerican Energy Holdings Company and subsidiaries as of December 31, 1997 and December 31, 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Form 8-K.


                                        /s/ PricewaterhouseCoopers LLP
Kansas City, Missouri                   --------------------------------------
September 14, 1998                            PricewaterhouseCoopers LLP